UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  October 17, 2013

PIER 1 IMPORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-07832	75-1729843
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Pier 1 Place, Fort Worth, Texas 76102
(Address of principal executive offices, including zip code)

817-252-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On October 17, 2013, John H. Burgoyne informed Pier 1 Imports, Inc. (the “Company”) that he would not stand for re-election as a director of the Company at the 2014 annual meeting of shareholders scheduled to be held on June 20, 2014. Mr. Burgoyne will serve the remainder of his term as director through the Company’s annual meeting of shareholders. The Company acknowledges Mr. Burgoyne’s service as a director of the Company for fourteen years and his dedicated contributions during that time.

(d) On October 17, 2013, the Board of Directors of Pier 1 Imports, Inc. (the “Company”), pursuant to the authority delegated to the Board of Directors by the Company’s bylaws, approved an increase in the size of the Board of Directors from eight directors to eleven directors and elected to the Board of Directors Cynthia P. McCague, Michael A. Peel, and Ann M. Sardini.

Ms. McCague has been named as a member of the Compensation Committee of the Board of Directors of the Company. Mr. Peel has been named as a member of the Compensation Committee and the Nominating and Corporate Governance Committee of the Board of Directors of the Company. Ms. Sardini has been named as a member of the Audit Committee of the Board of Directors of the Company.

As a non-employee director, Ms. McCague, Mr. Peel and Ms. Sardini will each be compensated as described under the caption “MATTERS RELATING TO CORPORATE GOVERNANCE, BOARD STRUCTURE, DIRECTOR COMPENSATION AND STOCK OWNERSHIP – Non-Employee Director Compensation for the Fiscal Year Ended March 2, 2013 – Fees Paid to Directors” on page 13 of the Company’s proxy statement relating to its 2013 annual meeting of shareholders. Also, as a non-employee director Ms. McCague, Mr. Peel, and Ms. Sardini have each entered into the Company’s standard indemnification agreement.

The Board of Directors of the Company is currently comprised of the following directors: Terry E. London, Chairman of the Board; Claire H. Babrowski; Cheryl A. Bachelder; John H. Burgoyne; Hamish A. Dodds; Brendan L. Hoffman; Cynthia P. McCague; Michael A. Peel; Ann M. Sardini; Alexander W. Smith; and Cece Smith.

Item 7.01	Regulation FD Disclosure.

On October 18, 2013, Pier 1 Imports, Inc. (the “Company”) issued a press release announcing the authorization of a new $200 million share repurchase program and the addition of new directors. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.
Exhibit No.	Description

99.1	Press release dated October 18, 2013 announcing the Company’s authorization of a new $200 million share repurchase program and the addition of new directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIER 1 IMPORTS, INC.

Date:	October 18, 2013	By:	/s/ Michael A. Carter
Michael A. Carter, Senior Vice President -
General Counsel, Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated October 18, 2013 announcing the Company’s authorization of a new $200 million share repurchase program and the addition of new directors.